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                                                                Exhibit 23.1



                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference into Registration Statement Nos. 333-36563, 333-60167 and 333-44137 on Form S-3 and Nos. 333-12747 and 333-08990
on Form S-8 of Tera Computer Company of our report dated March 22, 1999 (June 21, 1999 as to Note 12), which includes an explanatory paragraph concerning the Company's ability to continue as a going-concern, included in this amended Annual Report on Form 10-K/A of Tera Computer Company for the year ended December 31, 1998.



/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Seattle, Washington
August 16, 1999